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                                                                     EXHIBIT 28A

                         First Chicago Master Trust II
                   Trust Performance by Series - March 2001
                            Excess Spread Analysis


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Series                                      95-M            95-O            96-Q            96-S            97-U            98-V
Deal Size                                 $500MM          $500MM          $900MM          $700MM          $400MM           $1BIL
Expected Maturity                       10/15/02        12/16/02         2/15/02        12/16/02        10/15/02        10/15/01
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

Yield                                    23.30%          23.30%          23.30%          23.30%          23.30%          23.30%
Less:  Coupon                             5.43%           5.43%           5.32%           5.34%           5.32%           5.51%
       Servicing Fee                      1.50%           1.50%           1.50%           1.50%           1.50%           1.50%
       Net Credit Losses                  7.20%           7.20%           7.20%           7.20%           7.20%           7.20%
Excess Spread:
       March-01                           9.17%           9.17%           9.27%           9.26%           9.27%           9.09%
       February-01                        8.08%           8.07%           8.18%           8.16%           8.18%           7.99%
       January-01                         8.54%           8.53%           8.64%           8.62%           8.64%           8.44%
Three Month Average Excess Spread         8.60%           8.59%           8.70%           8.68%           8.70%           8.51%

Delinquency:
       30 to 59 Days                      1.28%           1.28%           1.28%           1.28%           1.28%           1.28%
       60 to 89 Days                      0.94%           0.94%           0.94%           0.94%           0.94%           0.94%
       90+ Days                           2.11%           2.11%           2.11%           2.11%           2.11%           2.11%
       Total                              4.32%           4.32%           4.32%           4.32%           4.32%           4.32%

Payment Rate                             31.24%          31.24%          31.24%          31.24%          31.24%          31.24%


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Series                                     99-W            99-X            99-Y
Deal Size                                $750MM          $750MM          $550MM
Expected Maturity                       3/15/02         6/16/03         8/15/03
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Yield                                    23.30%          23.30%          23.30%
Less:  Coupon                             5.38%           5.42%           5.42%
       Servicing Fee                      1.50%           1.50%           1.50%
       Net Credit Losses                  7.20%           7.20%           7.20%
Excess Spread:
       March-01                           9.22%           9.18%           9.18%
       February-01                        8.12%           8.09%           8.08%
       January-01                         8.57%           8.54%           8.55%
Three Month Average Excess Spread         8.63%           8.60%           8.60%

Delinquency:
       30 to 59 Days                      1.28%           1.28%           1.28%
       60 to 89 Days                      0.94%           0.94%           0.94%
       90+ Days                           2.11%           2.11%           2.11%
       Total                              4.32%           4.32%           4.32%

Payment Rate                             31.24%          31.24%          31.24%
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